UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 14, 2012
Date of Report (Date of earliest event reported)

POST DATA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-174433	36-4697119
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10160 – 114th S., Suite 403, Edmonton, Alberta	T5K 2L2
(Address of principal executive offices)	(Zip Code)

(780) 655-1433
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 14, 2012, the Company appointed Bruce Hellinga as a member of the Board of Directors and Secretary and Treasurer.  On February 15, 2012, the Company appointed Monica McDermott as a member of the Board of Directors.  Following is a brief description of Mr. Hellinga’s prior business experience.

Since 2002, Mr. Hellinga has lived in Edmonton where he works on machining and auto repair.  He is expected to assist in the machining aspects of the Company’s business.  Mr. Hellinga has never been an officer or director in any business.  Mr. Hellinga is prepared to devote up 10 hours per month to Post Data at this time, but will consider increasing that in future if the need arises.

There are no family relationships between Mr. Hellinga, Ms. McDermott and any member of the Board of Directors or any other officer of the Company.  There have been no transactions since the beginning of the Company’s last fiscal year, or any proposed transaction, in which the Company was or is to be party and in which either Mr. Hellinga or Ms. McDermott had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POST DATA, INC.
Date: February 16, 2012.	/s/ Gerald O’Reilly_ Name: Gerald O’Reilly. Title: President